UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 28, 2008

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2009, Golden Eagle International, Inc. (hereafter referred to as the “Company” or “us” or “we”) entered into four separate Common Stock Subscription Agreements (“Subscription Agreement” or “Subscription Agreements”). Pursuant to the Subscription Agreements we issued an aggregate of 298,649,085 shares of our common stock in consideration for the retirement of $189,054.36 of Company debt and $20,000 in cash. The material terms of each Subscription Agreement are further described below:

1)	Two Subscription Agreements: one with Dewey L. Williams and the other with the Dewey L. Williams Profit Sharing Plan and Trust (collectively “the Williams Group), providing for the issuance of 57,781,600 shares of our restricted common stock to the Williams Group at a price per share equal to one-half of the market closing price of our common stock on the date of the transaction (January 28, 2009), or $0.0007 per share. Approximately, 29,210,171 of the shares were issued to the Williams Group in exchange for the satisfaction of $20,447.12 debt and 28,571,429 shares were issued in consideration for $20,000 in cash.

2)	Subscription Agreement with Jose Edmundo Arauz (“Arauz”) providing for the issuance of 182,000,000 shares of our restricted common stock to Arauz at a price per share equal to one-half of the market closing price of our common stock on the date of the transaction (January 28, 2009), or $0.0007 per share. The shares were issued to Arauz in exchange for satisfaction of $127,400 debt that we owed to Arauz.

3)	Subscription Agreement with Nestor Dimas Perez (“Perez”) providing for the issuance of 58,867,486 shares of our restricted common stock to Perez at a price per share equal to one-half of the market closing price of our common stock on the date of the transaction (January 28, 2009), or $0.0007 per share. The shares were issued to Perez in exchange for satisfaction of $41,207.24 debt that we owed to Perez.

The transactions associated with these Subscription Agreements are reflected in more detail below in Item 3.02.

Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 28, 2009, we issued a total of 298,649,085 shares of our restricted common stock to four accredited investors in consideration for $209,054.36. Of the total $209,054.36 consideration received by the Company, $189,054.09 was in the form of debt retirement and the remaining $20,000 was paid in cash to the Company. There were no placement agent or underwriters involved in the transactions and no underwriting discounts or commissions were paid in connection with the transactions.

We relied on the exemption from registration provided by Sections 4(2) and 4(6) and Rule 506 of Regulation D, under the Securities Act of 1933 for these transactions because:

o	All purchasers were accredited investors;

o	We did not engage in any general solicitation or general advertising involved in the offer or sale of the shares of common stock;

o	We provided each of the offerees with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Further, based on our investigation, we believe that the accredited investors obtained all information regarding the Company they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes;

o	We will place restrictive legends on the certificates representing the shares of common stock issued to the accredited investors stating that the shares were not registered under the Securities Act of 1933 and are subject to restriction on their transferability and resale.

We have previously used the loan proceeds for general corporate purposes. We have reduced the debt on our balance sheet for which we have exchanged our restricted common shares and made the corresponding entry to the equity section of our balance sheet.

The $20,000 in cash received by the Company for the purchase of shares will be used for general corporate purposes at our sole discretion.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Model Form of the Four Common Stock Subscription Agreements (Dewey L. Williams Profit Sharing Plan and Trust).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 4th day of February, 2009.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner, President and Chief Executive Officer